EXHIBIT 4.4

  Enrollment Form for:
  WICOR, Inc. Direct Stock Purchase and Dividend Reinvestment Plan

  This form when          WICOR, Inc. Shareholder      Are you a current
  completed and signed,   Services                     registered
  should be mailed in     P. O. Box 750                shareholder?
  the envelope provided   Pittsburgh, PA  15230-9625   YES  [_]       NO  [_]
  to:

   1. ACCOUNT REGISTRATION. Complete either section A, B, C, or D. Print Clearly in CAPITAL LETTERS.

      A. INDIVIDUAL OR JOINT ACCOUNT. (Enter only the Social Security number for the name under which Dividends should be reported.)

   __________________________________________________________________________
   Owner's Name

   ______________________________   _________________________________________
   Owner's Social Security number               Owner's date of birth
   (used for tax reporting)                     (Month/Day/Year)

   __________________________________________________________________________
   Joint Owner's Name

   ____________________________            The account will be registered
   Joint Owner's Social Security Number    "Joint Tenants with Rights of
   (used for tax reporting)                Survivorship" and not as tenants
                                           in common unless you check
                                           a box below:

                                           [ ]  Tenants in common
                                           [ ]   Tenants by entirety
                                           [ ]   Community property


      B. CUSTODIAL ACCOUNT/GIFT TO A MINOR (An Enrollment Form is required for each minor. Only one custodian per account is allowed.)

   __________________________________________________________________________
   Custodian's Name

   __________________________________________________________________________
   Minor's Name

   ____________________________       ____________________     ____________
   Minor's Social Security number     Minor's date of birth    Custodian's
   (required)                         (Month/Day/Year)         state


      C.     TRUST  (Please check only one of the trustee types)

             [ ]  Person as trustee        [ ]  Organization as trustee

   __________________________________________________________________________
   Trustee:  Individual or Organization Name

   __________________________________________________________________________
   and Co-trustee's Name, if applicable

   __________________________________________________________________________
   Name of Trust

   __________________________________________________________________________
   For the benefit of

   ________________________________      ____________________________________
   Trust Taxpayer Identification Number  Date of Trust
   (required)                            (Month/Day/Year)


      D.     ORGANIZATION OR BUSINESS ENTITY         Check one:

             [ ] Corporation   [ ]  Partnership   [ ]  Other

   __________________________________________________________________________
   Name of Entity

   _________________________________________
   Taxpayer Identification Number (required)

   ADDRESS

   __________________________________________________________________________
   Mailing Address (including apartment or box number)

   _________________________________  _____     _____________________________
   City                               State     Zip

   (___ )____________________________    (___)_______________________________
   Home phone                            Work phone

   For mailing address outside the U.S.:

   ___________________________________  _____________________  ______________
   Country of residence                 Province               Routing or
                                                               postal code

   3. INITIAL/OPTIONAL CASH INVESTMENTS (Make checks payable to The Chase Manhattan Bank)

    [_]  As a NEW investor I wish to      [_]   As a CURRENT registered
         enroll in the Plan by making an        shareholder I wish to make
         initial investment.  Enclosed          an optional cash investment.
         is my check or money order for         Enclosed is my check or
         $_______________.  (Initial            money order for $__________.
         Cash Investments must be at            (Minimum $100 with the
         least $500, but cannot exceed          maximum not to exceed
         $10,000.)                              $10,000 per month.)

      Please allow 2 weeks to receive your account statement. Your cancelled check serves as your acknowledgment.

      NEW INVESTORS MUST COMPLETE SECTIONS 1, 2 & 7.

    4.  DIVIDEND REINVESTMENT    (At least 10 shares must be reinvested)

      You may choose to reinvest all or part of the dividends paid on WICOR Stock. If no box is selected, The Chase Manhattan Bank will automatically remit any dividends to you in cash.

      [_] Full Dividend Reinvestment - reinvest the dividends on ALL shares.

             or

      [_]    Partial Dividend Reinvestment - Please reinvest the dividends on
             _______________ percent of my shares. 100% of your dividends will be reinvested if a percentage is not indicated.

      [_] If this is a gift/transfer per page ___ of the prospectus, please check this box and the account will be automatically enrolled in dividend reinvestment.

   5.   SAFEKEEPING

      Common stock certificates deposited for safekeeping in your account must be in the same registration as your Plan account. Unless otherwise indicated in Section 4, dividends on all shares deposited for safekeeping will be paid in cash.

      [_] Please accept the enclosed certificate(s) for deposit to my account.

         certificate number               number of shares


      _____________________________       ___________________________

      _____________________________       ___________________________

      _____________________________       ___________________________

      _____________________________       ___________________________

          NUMBER OF CERTIFICATES                     T O T A L


   6.   ELECTRONIC DIVIDEND DEPOSITS/AUTOMATIC INVESTMENTS

      A. Authorization Agreement (Please verify that your financial institution participates in these programs)

      [_]    DEPOSIT OF CASH DIVIDENDS ELECTRONICALLY
      I hereby authorize to have my dividends deposited automatically in my checking or savings account. If this option is not selected, your dividend check will be automatically mailed to your address of record.

      [_]    AUTOMATIC OPTIONAL CASH INVESTMENT
      I hereby choose to make additional investments in WICOR Stock by authorizing automatic monthly deductions from my checking or savings account. Upon receipt of a properly completed form, the Administrator will deduct the amount, indicated below from your account. These deductions and automatic investments will continue monthly until you notify ChaseMellon Shareholder Services to change or discontinue them. Should your account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, you may be charged a fee by your financial institution for insufficient funds.

      I hereby authorize The Chase Manhattan Bank and the Financial Institution indicated below to deduct from my account $_______.00 per month ($100 minimum) and apply amounts so deducted toward the purchase of WICOR Shares under the account designated. (Note: Deductions will occur on or about the 15th of each month.)

      B.     ACCOUNT INFORMATION

      This information will be used for  [_]  Direct Deposit of Dividends
                                         [_]  Automatic Investments

   Please X
                              Tape your voided check or deposit slip here
   [_]  Checking account                (PLEASE DO NOT STAPLE)
                             Financial Institution routing information.
   [_]  Savings account      For deposits or withdrawals to your checking
                             account, please tape a voided check so the Administrator may obtain account information.

                             For deposits or withdrawals to a savings account, please tape a preprinted deposit slip.


                  If neither a voided check or preprinted deposit slip is available, please complete the boxes below.


                  Financial Institution         Financial Institution account
                  routing number                number

   7.   ACCOUNT AUTHORIZATION SIGNATURE/SUBSTITUTE FORM W-9.  W-8 (REQUIRED)

   [_]  REQUEST FOR TAXPAYER              [_] CERTIFICATE OF FOREIGN
        IDENTIFICATION NUMBER                 STATUS
        (Substitute Form W-9)             (Substitute Form W-8)

      I am a U.S. citizen or a resident   I am an exempt foreign citizen.  I
      alien.  I certify, under            certify, under penalties of
      penalties of perjury, that the      perjury, that for dividends, I am
      Taxpayer Identification or Social   not a U.S. citizen or resident
      Security number in Section 1 is     alien (or I am filing for a
      correct (or I am waiting for a      foreign corporation, partnership,
      number to be issued to me).         estate, or trust) and I am an
      Cross out the following if not      exempt foreign person.  I have
      true.  I am not subject to backup   entered in Section 2 of this
      withholding because:  (a) I am      enrollment form the country where
      exempt from backup withholding,     I reside permanently for income-
      or (b) I have not bee notified by   tax purposes.
      the Internal Revenue Service that
      I am subject to backup              [_] FOR ORGANIZATIONS AND
      withholding as a result of              BUSINESS ENTITIES EXEMPT
      failure to report all interest or       FROM BACKUP WITHHOLDING
      dividends, or (c) the IRS has       I qualify for exemption and my
      notified me that I am no longer     account will not be subject to tax
      subject to backup withholding.      reporting and backup withholding.

   THE SIGNATURE(S) BELOW INDICATE THAT I/WE HAVE READ THE WICOR, Inc. DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN'S PROSPECTUS AND AGREE TO THE TERMS.

   Signature of account owner(s):               Date:

   __________________________________________________________________________

      If you need assistance, Please call ChaseMellon Shareholder Services at 1-800-621-9609